FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


                                PURSUANT TO
                         SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported    December 9, 2005
-----------------------------------------------    ----------------

                        IRON STAR DEVELOPMENT, INC.
           (Exact name of registrant as specified in its charter)

        UTAH                                87-0427336
(State or other jurisdiction of            (IRS Employer
incorporation or organization)             Identification No.)

                      Commission File Number 000-51012

                         175 South Main, No. 1212
                         Salt Lake City, Utah 84111
                  (Address of principal executive offices)

      Registrant's telephone number including area code:(801)596-3337


               Former Address, if changed since last report.


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).








Section 1   Registrant's Business and Operations

ITEM 1.01 End of Negotiations

On December 9, 2005, Iron Star Development, Inc., (the "Registrant" or "Company") ended negotiations regarding certain proposed transactions with Highgate house Funds, Ltd. and with Call Key Group Limited, an Isle of Mann association and others. Previously on October 28, 2005, the Company filed a Report on Form 8-K stating that there was a definitive term sheet pertaining to future financing and future participation in a merger. Since that date the Registrant and others attempted to agree on and prepare appropriate agreements and documents pertaining to the various proposed transactions. Over time the Company determined that satisfactory terms and conditions in the various agreements and documents could not be achieved and the Company notified the appropriate representatives.

     Presently the Company has no plans to acquire or participate in a business opportunity. The Company will begin seeking an appropriate opportunity. No assurance can be given that the Company will be successful in seeking a favorable opportunity.


                                 Signatures

  In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date   December 15, 2005
       ------------------

Iron Star Development, Inc.


By s/Wallace Boyack
   ---------------------------------
     President and Chief Executive Officer